Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is entered into in Hong Kong as of 10 August, 2011 by and among Surna Inc., a corporation organized under the laws of the State of Nevada (“Vendee”), Surna Media Inc., a corporation organized under the laws of the BVI (“SMI”), and each of the Shareholders of Surna Media Inc. listed in Appendix 1 (collectively, the “Vendors”). In this Agreement, Vendee, SMI and Vendors are referred to collectively as the “Parties”, and each of them is referred to as a “Party”.

RECITALS

1.	WHEREAS, the Vendors presently own 100% of the issued and outstanding stock of SMI; and

2.
WHEREAS, SMI holds a 100% equity interest in Surna Hongkong Limited, a limited liability company organized under the laws of Hong Kong, which is in turn the sole shareholder of Flying Cloud Information Technology Co. Ltd. (云扬信息技术有限公司) a wholly foreign-owned enterprise organized in Pudong, Shanghai under the laws of the PRC (“Flying Cloud”);

3.
WHEREAS, the Vendee in the furtherance of its business interests desires to acquire from the Vendors the equity interest in SMI, in exchange for the issuance by the Vendor of shares of common stock on the terms and conditions set forth below; and the Vendors so desire to tender their equity interest in exchange for the shares of common stock.

NOW THEREFORE, the Vendee, SMI and the Vendors through mutual negotiations hereby enter into this Agreement based upon the following terms:

1.	Definitions and Interpretation.
Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

1.1	“144 Legend” refers to the restrictive legend placed on any share certificates that are issued subject to Rule 144.

1.2	“1933 Act” refers to the United States Securities Act of 1933, as amended (also the “33 Act”).

1.3	“1934 Act” refers to the United States Securities Act of 1934, as amended (also the “34 Act”).

1.4
“Affiliate” refers to, with respect to any Person, (i) any member, manager, director, partner, shareholder, officer, trustee, beneficiary or employee of or in such Person, (ii) any other Person of or in which such Person is a member, manager, director, partner, shareholder, officer, trustee, beneficiary or employee, (iii) any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person and (iv) any member, manager, director, partner, shareholder, officer, trustee, beneficiary or employee of or in any of the foregoing.

1.5	“Agreement” refers to this Share Exchange Agreement, and any and all annexes, schedules or attachments to the same.

Surna Inc. and
Surna Media Inc. and its Shareholders
August 2011                                                                                 1

Share Exchange Agreement

1.6	“Business Day” refers to any day that is not a Saturday, Sunday or statutory holiday in the State of Nevada or Hong Kong.

1.7
“Closing Date” refers to such date as specified under Clause [x] of this Agreement, or if no such date is specified, that on which all of the conditions stipulated in Clause [x] have been fulfilled; or if all of this has been prior satisfied, the execution date of the Agreement.

1.8	“Code” refers to the Internal Revenue Code of 1986, as amended, and, where applicable, any predecessor or successor thereto.

1.9	“Common Shares” refers to properly authorized common stock of a company, issued in full compliance with the company’s articles and by-laws.

1.10
“Confidential Information” refers to all information, technical data and know-how, which may, without limitation, be or be related to research, products, hardware, software, development, inventions, processes, specifications, designs, drawings, diagrams, procedures data, concepts, services, business and marketing plans, prices, finance, suppliers, customers, related corporations and business relations.

1.11	“Confidentiality Markings” refers to the words ‘confidential’ or ‘secret’, or any other words connoting that Confidential Information disclosed by a Party is confidential in nature.

1.12	“Disclosing Party” refers to the Party disclosing its Confidential Information.

1.13	“Vendor Shares” refers to the shares of SMI that will be tendered to Vendee by the Vendors, and which will represent all of the issued and outstanding shares, of any class, of that company.

1.14	“New Surna Shares” refers to the equity in Vendee common stock to be issued in consideration for the Vendor Shares.

1.15	“Person” refers to any individual or any corporation, partnership, limited liability company, trust, unincorporated organization or association, or other entity.

1.16	“Personnel” refers to directors, employees, and financial and legal advisers/consultants.

1.17	“PRC” refers to The People’s Republic of China

1.18	“Registration Statement” refers to a filing lodged with (if in the United States) the SEC to register restricted shares for sale.

1.19	“Regulation S” refers to Regulation S of the 1933 Act (also “Reg S”).

1.20	“RMB” refers to the currency of the PRC.

1.21	“Rule 144” refers to a reference to that rule of the 1933 Act, and also refers to the hold period from the date of the purchase imposed on securities subject to this rule.

1.22	“Transaction” refers to the completion of the process for the exchange of shares between Vendors and the Vendee.

Surna Inc. and
Surna Media Inc. and its Shareholders
August 2011                                                                                 2

Share Exchange Agreement

2.	Share Exchange.

Subject to the terms and conditions of this Agreement, Vendee hereby agrees to purchase from the Vendors all of the issued and outstanding shares of SMI (the “Vendor Shares”) by the issue to the Vendors of Twenty Million (20,000,000) shares of common stock of Surna Inc. (the “New Surna Shares”); the New Surna Shares so issued to be allocated to Vendors, with any part shares being attributable to any one Vendor being rounded down so that the proportional allotment of the New Surna Shares shall be in whole shares only, as specified in a list submitted by SMI and attached as Appendix 2 to this Agreement.

3.	Closing.
The Closing of the Transaction provided for in this Agreement will take place upon satisfaction of terms set forth in Clause 4.

4.	Conditions Precedent.
The Conditions Precedent, and each of them individually, shall be essential conditions of Vendee’s performing the undertakings herein, and shall only be capable of waiver by Vendee; specifically:

4.1
All obligations on the part of the Vendors that are to be performed at or prior to the Completion have been performed, and Vendee has satisfied itself as to the sufficiency and veracity of the Warranties of SMI and the Vendors.

4.2
The Vendors shall procure that before Completion a board meeting of SMI is held and that at such meeting resolutions are passed to approve the registration of the transfer of Sale Shares to Vendee upon presentation of duly executed transfers.

4.3	The Vendors shall use their best effort and shall co-operate with Vendee to ensure the fulfillment of the Conditions Precedent as soon as reasonably practicable.

5.	Key Conditions at Completion.
The Parties hereto, and each of them, hereby represent and warrant as follows:

5.1
Between the date of this Agreement and Completion (should such dates or times be different) no Vendor or other Shareholder shall grant any right, option, lien or encumbrance over the Sale Shares of the SMI (the Vendor Shares).

5.2	Each party hereto agrees to undertake, or where applicable procure the undertaking by another party, performance of each of the terms and conditions herein stated.

6.	Completion.
6.1	At the Closing, Vendee is delivering to the Vendors the New Surna Shares, numbering in total Twenty Million (20,000,000).

6.2	The Vendors shall deliver or procure the delivery of the following to Vendee:
a.	duly endorsed stock certificates representing all of the Vendor Shares;
b.	sold notes and transfers of the Vendor Shares in favour of Vendee, duly executed by the relevant signatories;
c.	any power of attorney or other authority under which the transfers and sold notes in respect of the Vendor Shares, this Agreement and any document referred to herein may have been executed; and
d.	such other documents as may be required to give a good and effective transfer of title of the Vendor Shares to Vendee.

Surna Inc. and
Surna Media Inc. and its Shareholders
August 2011                                                                                 3

Share Exchange Agreement

7.	Restrictions.

The Transaction and all related documentation are to be in compliance with the regulations and requirements of the United States Securities and Exchange Commission and relevant national laws. As such, the New Surna Shares will carry a restrictive legend as specified by Rule 144 of the Securities Act of 1933, as amended (the “1933 Act”).

8.	Due Diligence and further Actions.
8.1
The purchase of SMI by Vendee is subject to mutual due diligence, and each Party agrees to carry out the required due diligence and to take all necessary actions and to obtain all necessary approvals so as to facilitate the timely completion of this transaction, including obtaining approval of the board of directors of Vendee and SMI respectively.

8.2	The Parties agree that prior to the Closing they shall in every reasonable and feasible way cooperate and collaborate on the execution of this enterprise.

9.	Finders.
There are no finders with respect to the transaction contemplated herein.

10.	Expenses.
All parties to this Agreement shall bear their own costs.

11.	Representations and Warranties.
11.1	Vendee hereby represents and warrants that:
a.	It is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, U.S.A., and is qualified nowhere else;
b.	The New Surna Shares to be issued under this Agreement are duly authorized, validly issued, fully paid and non-assessable;
c.
The Certificates representing the New Surna Shares are “Restricted Shares” as that term is defined in the 1933 Act; further, some or all of the Vendors will become affiliates of Vendee and accordingly, the Vendee shares issued to the Vendors will contain a 144 Legend;

d.
Vendee has duly filed all tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from taxing authorities; there are no liens upon any of Vendee 's property or assets; there are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted against Vendee;

e.
All such material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations have been obtained or made and Vendee is fully compliant with its reporting requirements, as the case may be, and are in full force and effect and are not the subject of any pending or, to the knowledge of Vendee, threatened attack by appeal or direct proceeding or otherwise.

f.	Vendee has no known liability (actual or contingent) other than the liabilities disclosed in the Accounts.
g.
Vendee is the legal and beneficial owners of all the assets used in their business, free from any lien, bill of sale or other encumbrances, except for those which have arisen by operation of law in the normal and proper conduct of its business.

i.
Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by any subsequent agreement will constitute a violation or default under any term or provision of the Certificate of Incorporation or Bylaws of the Vendee, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which Vendee is a party or by which it is bound; or, if such

Surna Inc. and
Surna Media Inc. and its Shareholders
August 2011                                                                                 4

Share Exchange Agreement

is likely to be in violation of the latter at present, that all and every reasonable effort shall be made to ensure that the same shall be remedied prior to the completion of the Transaction, and the execution and delivery of this Agreement by the Vendee can be duly authorized by the Board of Directors of Vendee;

j.	Vendee understands the speculative nature and risks of investments associated with SMI and confirms that the Vendor Shares are suitable and consistent with its business programme;
k.
Vendee will satisfy itself to the suitability standards imposed by the laws of its domicile, and that the Vendor Shares being acquired from the Vendors have not been registered under US federal, state or foreign laws;

l.
Each of the Warranties shall be construed as a separate Warranty (and save as expressly provided to the contrary), shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other term of this Agreement.

11.2	SMI and the Vendors jointly and severally represent, warrant and undertake the warranties set out elsewhere in this section, and specifically that:
a.
Unless the context requires otherwise, the representations, warranties and undertakings contained in this Section in relation to SMI shall be deemed to be and are hereby repeated mutandis in relation to each of the subsidiaries of SMI.

b.
Where any Vendor’s warranty is expressed as being “to the best knowledge” or “to the best of information and knowledge of” or similar expressions such Vendor’s warranty shall be deemed to have been made by the Vendor after the Vendor having made all due and diligent enquiries and having used their reasonable endeavours to ensure that such Vendor’s warranty is true, complete and accurate.

c.
As at Closing, Vendee will be the beneficial owner of the Vendor Shares free and clear of any lien, charge or encumbrance whatsoever and there shall be no outstanding call on any of the Vendor Shares and all of the Vendor Shares shall be fully paid up and freely transferable to Vendee; and

d.
The execution and consummation of the transaction contemplated by this Agreement will not result in the material breach and/or cancellation and/or termination of any of the terms and conditions of or constitute a default under any agreement commitment or other instrument to which SMI is a party, or to the best of information, knowledge and belief of the SMI and the Vendors, violate any law or any rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court administrative agency or governmental body affecting SMI;

e.
Neither they nor any member of SMI has committed or is liable for any criminal, illegal, unlawful or unauthorized act or breach of any obligation or duty whether imposed by or pursuant to statute, contract or otherwise, and no claim that it has or is remains outstanding against any such member, and to the best knowledge of SMI and the Vendors, no investigation or enquiry by any person regarding any member of SMI personnel or their business is taking place.

f.	The SMI and the Vendors shall disclose to Vendee immediately anything that comes to their notice which is, or might be, inconsistent with any of the Warranties;
g.	The SMI and the Vendors shall pay to Vendee an amount equal to any deficiency or liability of Vendee which arises from any of the Warranties being untrue, misleading or breached;
h.
Each of the Warranties shall be construed as a separate Warranty (and save as expressly provided to the contrary), shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other term of this Agreement.

Surna Inc. and
Surna Media Inc. and its Shareholders
August 2011                                                                                 5

Share Exchange Agreement

11.3	SMI hereby represents and warrants that:
a.
SMI is a corporation duly organized, validly existing, and in good standing under the laws of the BVI and is qualified no where else. All of the shares owned by the Vendors are owned free and clear of any liens, claims, options, pledge, charges, other form of securities or encumbrances of whatsoever nature on, over or affecting any of the Vendor Shares  The Vendors have the unqualified right to sell, assign, and deliver the Vendor Shares, and, upon consummation of the transactions contemplated by this Agreement, Vendee will acquire good and valid title to the Vendor Shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature;

b.
There are no outstanding options or other agreements of any nature whatsoever relating to the issuance by SMI of any shares of its capital stock, SMI has the corporate power and authority to carry on its business as presently conducted;

c.
Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by any subsequent agreement will constitute a violation or default under any term or provision of the Certificate of Incorporation or Articles and Bylaws of the Company, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which SMI is a party or by which it is bound; or, if such is  likely to be in violation of the latter at present, that all and every reasonable effort shall be made to ensure that the same shall be remedied prior to the completion of the Transaction, and the execution and delivery of this Agreement by SMI can be duly authorized by the Board of Directors of SMI;

d.
SMI has duly filed all tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from taxing authorities; there are no liens upon any of SMI's property or assets; there are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted against SMI;

e.
The following companies are direct or indirect subsidiaries of SMI: (i) Surna Hongkong Limited, a Hong Kong company of which SMI owns one hundred percent (100%) of the issued and outstanding shares (“Surna Hongkong”); (ii) Flying Cloud Information Technology Co. Ltd. (云扬信息技术有限公司) a wholly foreign-owned enterprise organized under the laws of the PRC, of which Surna Hongkong owns one hundred percent (100%) of the issued and outstanding shares (“Flying Cloud”);

f.
No authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency, regulatory authority or political subdivision thereof, any securities exchange or any other person is required in connection with the execution, delivery or performance by the Company of this Agreement or the business of the Company or any of its subsidiaries in order to consummate the transactions contemplated in this Agreement.

g.
There are no agreements concerning SMI which will be terminated as a result of the execution of this Agreement or Closing or any transaction associated herewith or therewith and which will have a material adverse effect on the financial position of the SMI, and its subsidiaries taken as a whole.

h.
SMI has no known liability (actual or contingent) other than the liabilities disclosed in the Accounts, and has no bank accounts or deposit accounts other than those set out below (which shows the credit or debit balance thereon as at the respective dates, since which dates there have been no payments out of such accounts):

Surna Inc. and
Surna Media Inc. and its Shareholders
August 2011                                                                                 6

Share Exchange Agreement

Surna Media Inc:
Bank	Account Number	Balance Date	Balance
HSBC	809-864762-838	9 August, 2011	HKD 49.75
		9 August, 2011	USD 475.00

Surna Hongkong Limited:
Bank	Account Number	Balance Date	Balance
HSBC	809-791338-838	9 August, 2011	HKD 443.00

Flying Cloud Information Technology Co. Ltd.:
Bank	Account Number	Balance Date	Balance
Bank of Nanjing	03011420180000256	5 August, 2011	USD 21.00
Bank of Nanjing	03010120180000446	5 August, 2011	RMB 10,900.00

i.
There are no loans made by or to the Company outstanding excepting those previously disclosed; and none of its assets have been permitted or allowed to be mortgaged, pledged, or subjected to any liens or encumbrances; and SMI covenants that there are no, nor is there any agreement or arrangements to create any, charges, encumbrances, loans or other such liabilities.

j.
SMI is not involved whether as plaintiff or defendant or otherwise in any civil, criminal or arbitration proceedings (apart from debt collecting in the ordinary course of business) or in any proceedings before any tribunal and which outcome, whether successful or otherwise, will have a material adverse effect on the financial position of SMI, and its subsidiaries taken as a whole; and so far as the SMI is aware no such proceedings are threatened or pending; nor is there any material unsatisfied judgment, court order or tribunal or aribtral award outstanding against the SMI (unless the same is the subject of an appeal or in respect of which an appeal is contemplated) and no distress, execution or process has been levied on any part of its business or assets.

k.
SMI is the legal and beneficial owners of all the assets used in their business (other than those held under hire-purchase, leasing and rental agreements, particulars of which Vendee has been notified), including all equipment inventory (that may be either deployed or un-deployed), free from any lien, bill of sale or other encumbrances, except for those which have arisen by operation of law in the normal and proper conduct of its business.

l.
Maintenance of all assets of SMI, has been carried out either in-house or by independent or specialist contractors. Such maintenance contracts are in full force and effect and in respect of all assets, which SMI is obliged to maintain or repair under any leasing or similar agreement, all such assets have been regularly maintained to a good technical standard.

m.
All such material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations have been obtained or made and the Company are fully compliant with their reporting requirements, as the case may be, and are in full force and effect and are not the subject of any pending or, to the knowledge of the Company, threatened attack by appeal or direct proceeding or otherwise.

n.
Each of the Warranties shall be construed as a separate Warranty (and save as expressly provided to the contrary), shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other term of this Agreement.

11.4	The Vendors severally and jointly represent and warrant that they acknowledge and understand that:

Surna Inc. and
Surna Media Inc. and its Shareholders
August 2011                                                                                 7

Share Exchange Agreement

a.
The common shares to be issued to them by Vendee will not at that time have been approved or disapproved by the United States Securities and Exchange Commission, any state securities agency, or any foreign securities agency;

b.	The Vendors acknowledge that the New Surna Shares being acquired from Vendee are restricted securities as is defined in Rule 144 of the 1933 Act;
c.
They are not a citizen of, or a person residing in, the United States of America (a U.S. Person as that term is defined in Regulation S of the Securities Act of 1933), are not acquiring shares for the account or benefit of any U.S. person, nor are they a Corporation or other entity formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act of 1933, and the share exchange referred to herein is being made outside the United States within the meaning of and in full compliance with Regulation S;

d.
That the certificates for the New Surna Shares will carry an inscribed legend prohibiting transfer except in accordance with the provisions of Regulation S of the Securities Act of 1933 (Regs. 901-905) and that they understand that the parties hereto are relying exclusively upon Regulation S (Regs. 901-905) for the offer and sale of the shares, and that they agree to resell the shares of common stock, and any shares of common stock underlying any warrants or derived from any preferred shares, only in accordance with the provisions of Regulation S and pursuant to registration under the Securities Act of 1933, as amended, or pursuant to an available exemption from registration;

e.
That the New Surna Shares may not be otherwise transferred, encumbered, sold, hypothecated, or otherwise disposed of, if such disposition will violate any federal and/or state securities acts or foreign laws, such disposition including, but limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not, only in compliance with Rule 144 of the 1933 Act;

f.	They have satisfied the suitability standards imposed by their place of residence;
g.
The speculative nature and risks of investments associated with Vendee, and confirm that the  New Surna Shares are suitable and consistent with their investment programme; and, that their financial position enables them to bear the risks of this investment;

h.
They have adequate means of providing for their current needs and personal contingencies and have no need to sell the New Surna Shares in the foreseeable future (that is, at the time of the investment, the Vendors can afford to hold the investment for an indefinite period of time);

i.
They have sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment, further, the Shareholders represent and warrant that they are able to evaluate and interpret the information furnished to them by Vendee and are capable of reading and interpreting financial statements;

j.
They have had the opportunity to ask questions of Vendee and have received additional information from Vendee to the extent that Vendee possessed such information, necessary to evaluate the merits and risks of any investment in Surna Inc. Further, the Vendors have been given access to: (i) all material books, records, documents, correspondence, and financial statements of Vendee; (ii) all material contracts and documents relating to the proposed transaction; (iii) all reports filed with the Securities and Exchange Commission; and, (iv) an opportunity to question the appropriate executive officers of Surna Inc.

k.
They covenant that there is no, nor is there any agreement or arrangements to create any pledge, lien, mortgage, charge, encumbrance, liability, rights of pre-emption or other equities or third party rights of any nature whatsoever on, over or affecting any of the Vendor Shares and no claim has been made by any person to be entitled to any of the foregoing.

Surna Inc. and
Surna Media Inc. and its Shareholders
August 2011                                                                                 8

Share Exchange Agreement

l.
There are no loans or advances made by them to SMI, including Shareholders Loans, excepting those already disclosed to the Vendee and they have not caused or instigated the Company to suffer any other pledge, lien, mortgage, charge, encumbrance, liability or right of pre-emption in their favour.

m.
Each of the Warranties shall be construed as a separate Warranty (and save as expressly provided to the contrary), shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other term of this Agreement.

12.	Conduct of Business Prior to Completion.
12.1
The Vendors and SMI jointly undertake to Vendee that they will procure that SMI does not prior to Completion, without the prior written consent of the Vendee, carry on any operations or business other than that particular company’s ordinary business activities.

12.2	In particular, but without limitation, SMI will not (or agree to) any of the following:
a.
issue or agree to issue any share or loan capital or grant or agree to grant or redeem any option or amend the terms of any existing option over or right to acquire or subscribe any of its share or loan capital or borrow or raise money other than on normal commercial terms in the ordinary course of its business and consistent with past practice;

b.
enter into any material contract or other material transaction or capital commitment or undertake any material contingent liability or terminate any agreement, arrangement or understanding or waive any right save as contemplated hereunder;

c.
declare, pay or make any dividends or other distributions or create or permit to arise any mortgage, charge, lien, pledge, other form of security or encumbrance of equity of whatsoever nature, whether similar to the foregoing or not, on or in respect of any part of its undertaking, property or assets other than liens arising by operation of law in amounts which are not material and other than mortgages, charges, liens, pledges or other form of security given in relation to banking facilities made available to SMI or the obligations of SMI in the ordinary course of business and consistent with past practice;

d.
give any guarantee, indemnity, surety or security other than guarantees, indemnity, surety or security given in relation to banking facilities made available to SMI in the ordinary course of business and consistent with past practice or dispose of or agree to dispose of or acquire or agree to acquire any material asset;

e.	dispose of the ownership, possession, custody or control of any corporate or other books or records;
f.
compromise, settle, release, discharge or compound any material civil, criminal, arbitration or other proceedings or any material liability, claim, action, demand or dispute or waive any right in relation to any of the foregoing or release compromise or write off any material amount recorded in the books of account of SMI; and

g.
make any payment to any party other than payments made in the ordinary course of business of that company or terminate any or allow to lapse any insurance policy now in effect or default under any provision thereof.

13.	Survival of Representations and Indemnification.
13.1
All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party.

Surna Inc. and
Surna Media Inc. and its Shareholders
August 2011                                                                                 9

Share Exchange Agreement

13.2
The Vendors, jointly and severally, agree to indemnify Vendee and hold it harmless from and in respect of any assessment, loss, damage, liability, cost, and expense (including without limitation interest, penalties, and reasonable attorneys' fees) in excess of $1,000 in the aggregate, imposed upon or incurred by Vendee resulting from a breach of any agreement, representation, or warranty of the Vendors.  Assertion by Vendee of its right to indemnification under this clause shall not preclude the assertion by Vendee of any other rights or the seeking of any other remedies against the Vendors.

14.	Further Assurances.

From time to time, at Vendee's request and without further consideration, the Vendors, at their own expense, will execute and transfer such documents and will take such action as Vendee may reasonably request in order to effectively consummate the transactions herein contemplated.

15.	Representation of Authority.

Each Party represents and warrants to all the other Parties that the signing and delivery of this Agreement and the performance of the Party's obligations hereunder has been duly authorized, and that the Agreement is a valid and permissible and is binding on the Parties and enforceable in accordance with its terms.

16.	Force Majeure.
16.1
Force Majeure shall include but not be limited to acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, refers to any unforeseen events beyond the party’s reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event beyond a Party’s reasonable control. The affected party by Force Majeure shall notify the other party of such event resulting in exemption promptly.

16.2
In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After occurrence of an event of Force Majeure, when such event or condition ceases to exist, both parties agree to resume the performance of this Agreement with their best efforts.

17.	Confidentiality.

The parties of this agreement acknowledge and make sure that all the oral and written materials exchanged relating to this contract are confidential. All the parties have to keep them confidential and can not disclose them to any other third party without other parties’ prior written approval, unless: (a) the public know and will know the materials (not because of the disclosure by any contractual party); (b) the disclosed materials are required by laws or stock exchange rules; or (c) materials relating to this transaction are disclosed to parties’ legal consultants or financial advisors, however, who have to keep them confidential as well. Disclosure of confidential information by employees or hired institutions of the parties is deemed as the act by the parties, therefore, subjecting them to liability.

18.	Dispute Resolution.
This Agreement shall be governed by and construed in accordance with the laws and courts of the State of Nevada.

Surna Inc. and
Surna Media Inc. and its Shareholders
August 2011                                                                                10

Share Exchange Agreement

19.	Notices.

Any notice which is given by the parties hereto for the purpose of performing the rights and obligations hereunder shall be in writing. Where such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice. Delivery shall be made to the following:

The Vendee:	1103 United Success Commercial Centre, 508 Jaffe Road Causeway Bay, Hong Kong
SMI:	1103 United Success Commercial Centre, 508 Jaffe Road Causeway Bay, Hong Kong
The Vendors:	To the addresses listed in Appendix 1

20.	Entire Contract.

All Parties agree that this Agreement constitute the entire agreement of the Parties with respect to the subject matter therein upon its effectiveness and supersedes and replaces all prior oral and/or written agreements and understandings relating to this Agreement.

21.	Severability.

Any provision of this Agreement which is invalid or unenforceable because of inconsistent with the relevant laws shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

22.	Appendices.
The appendices to this Agreement are entire and integral part of this Agreement.

23.	Amendment or Supplement.
23.1
Parties may amend and supply this Agreement with a written agreement, provided that such amendment shall be duly executed and signed by each Party and such amendment shall thereupon become a part of this Agreement and shall have the same legal effect as this Agreement.

23.2	This agreement and any amendments, modification, supplements, additions or changes hereto shall be in writing and come into effect upon being executed and sealed by the parties hereto.

24.	Language and Copies.
This Agreement is in English and may be executed in multiple counterparts all of which, when taken together, shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

Surna Inc. and
Surna Media Inc. and its Shareholders
August 2011                                                                              11

Share Exchange Agreement

IN WITNESS WHEREOF each party hereto has caused this Agreement duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

For and on behalf of
Surna Inc.
By:	RICHARD CLARKE
Name:	Richard Clarke
Title:	Director

For and on behalf of
Surna Media Inc.
By:	CHERRY PING-WAI LIM
Name:	Cherry Ping-Wai LIM
Title:	Director

The Shareholders of Surna Media Inc.:

By:	For and on behalf of Kellett Equity Ventures Limited SZE KAM SUEN
Name:	SZE Kam Suen
Title:	Director

By:	For and on behalf of Lim Clarke & Co Limited CHERRY PING-WAI LIM
Name:	Cherry Ping-Wai LIM
Title:	Director

By:	For and on behalf of May Ardent Limited CHOI HON MAN
Name:	CHOI Hon Man
Title:	Director

By:	For and on behalf of Wei Hai Limited CHAN KAM FAI ALAN
Name:	CHAN Kam Fai Alan
Title:	Director

Surna Inc. and
Surna Media Inc. and its Shareholders
August 2011                                                                               12

Share Exchange Agreement

Appendix 1
Shareholders of Surna Media Inc.

Kellett Equity Ventures Limited
Address: 17th Floor, Echo Peak Tower, 61 Fort Street, North Point, Hong Kong
Shareholding:                                175 shares (17.5%)

Lim Clarke & Co Limited
Address: 1524 Prince’s Building, 10 Chater Road, Central, Hong Kong
Shareholding:                                525 shares (52.5%)

May Ardent Limited
Address: 606 Wang Cheong House, Wang Fung Court, Tai Po, Hong Kong
Shareholding:                                150 shares (15%)

Wei Hai Limited
Address: 39RB, Tower 6, The Capitol of Lohas Park, Tseung Kwan O, Hong Kong
Shareholding:                                150 shares (15%)

Total Shareholding: 1000 shares (100%)

Surna Inc. and
Surna Media Inc. and its Shareholders
August 2011                                                                               13

Share Exchange Agreement

Appendix 2
Shares of Common Stock of Surna Inc. to be issued to the Vendors (the “New Surna Shares”)

Kellett Equity Ventures Limited:	3,500,000

Lim Clarke & Co Limited:	10,500,000

May Ardent Limited:	3,000,000

Wei Hai Limited:	3,000,000

___________
Total:	20,000,000

Surna Inc. and
Surna Media Inc. and its Shareholders
August 2011                                                                               14